UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 10, 2014, PowerSecure International, Inc., a Delaware corporation (the “Company”), issued a press release announcing it has strengthened and realigned its leadership team. As part of this leadership initiative, Christopher T. Hutter, the Company’s Executive Vice President and Chief Financial Officer, will remain with the Company and transition to the newly created role of Chief Operating Officer of the Company. As previously announced, Eric Dupont is serving as the Company’s Executive Vice President of Finance and Administration of the Company. The Company has established other functional business leaders, and also established and solidified business unit operating leader roles for each of its major business units. All of these management appointments, except for the appointments of Messrs. Hutter and Dupont, are appointments by PowerSecure, Inc., the operating subsidiary of the Company. Messrs. Hutter and Dupont have been appointed by the Board of Directors of the Company.

The press release, which is filed herewith as Exhibit 99.1, contains forward-looking statements relating to the Company’s future performance made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of PowerSecure International, Inc., issued November 10, 2014, announcing certain management appointments (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Executive Vice President, Finance and Administration

Dated: November 10, 2014

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